UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 20, 2008

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York   11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:   (718) 782-6200

None
(Former name or former address, if changed since last report)

Item 5.02(e)      Compensatory Arrangements of Certain Officers.

On March 20, 2008, the Board of Directors of the Company approved (i) adjustments to the 2008 annual base salary, and (ii) cash bonuses for year 2007 for the Company's Named Executive Officers [as defined in Item 402(a)(3) of Regulation S-K].  The adjustment in annual base salary and cash bonus for each Named Executive Officer were determined based upon the recommendations of a nationally recognized compensation consulting firm retained by the Board of Directors of the Company. The specific recommendations to the Board of Directors of the Company were based on a comparative analysis of ten to fifteen comparably sized and similarly located public banks.

The following table summarizes the adjustment to the 2008 annual base salary and 2007 cash bonus for each Named Executive Officer of the Company:

Name and Title of Named Executive Officer	Increase in Annual Base Salary*	Cash Bonus
Vincent F. Palagiano, Chairman of the Board and Chief Executive Officer	$20,400	$225,000
Michael P. Devine, President and Chief Operating Officer	15,800	170,000
Kenneth J. Mahon, First Executive Vice President and Chief Financial Officer	11,520	127,000
Christopher D. Maher, Executive Vice President and Director of Retail Banking	12,000	94,000
Timothy B. King, Executive Vice President and Chief Investment Officer	22,080	75,000
TOTALS	$81,800	$691,000

* By authorization of the Board of Directors of the Company, the adjustment to base salary for each Named Executive Officer was effective as of January 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

/s/ KENNETH J. MAHON
           By:  ___________________________________________
             Kenneth J. Mahon
             First Executive Vice President and Chief Financial Officer

Dated: March 24, 2008